Exhibit 99.1

NYSE Amex Accepts SearchMedia’s Plan of Compliance

- Filing deadline for 2009 10-K and first quarter 2010 10-Q extended -

Shanghai, China, June 22, 2010— SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS), one of China’s leading nationwide multi-platform media companies, today announced that the NYSE Amex LLC (“Exchange”) has accepted the Company’s plan of compliance (the “Plan”). In accepting the Company’s Plan, the Exchange also granted the Company an extension until August 31, 2010 to file its Annual Report on Form 10-K for the year ended December 31, 2009 (“Form 10-K”) and until September 30, 2010 to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (“Form 10-Q”) in order to regain compliance with the Exchange’s continued listing standards.

As previously disclosed, the Company was not in compliance with the Exchange’s continued listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “Company Guide”) when it failed to file timely its Form 10-K and Form 10-Q.

On May 5, 2010 and, as supplemented on June 8, 2010, the Company submitted a Plan to the Exchange that set forth the actions it had taken and would take to bring the Company into compliance with the standards set forth in Sections 134 and 1101 of the Company Guide. The Exchange has determined that, in accordance with Section 1009 of the Company Guide, the Company’s Plan makes a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards. The Company will be subject to periodic review by the Exchange staff during the extension periods.

The Company intends to file the Form 10-K and Form 10-Q as soon as possible, but no later than August 31, 2010 and September 30, 2010, respectively.

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 50 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eleven major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide a multi-platform, “one-stop shop” services for its local, national and international advertising clients.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: the Company meeting the Exchange’s deadline for filing its Annual Report and Quarterly Report, the Company’s continued compliance with the Exchange’s listing requirements; the risk that if the Company fails to make progress consistent with meeting its Plan, it may be delisted from the Exchange, the Company’s ability to achieve long-term profitable growth; that potential acquisition and growth opportunities may not materialize or may not be completed; that extended contracts with management of certain of the Company’s operating subsidiaries may not provide the anticipated benefits or long-term relationships; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:
In New York: Ashley M. Ammon: (646) 277-1227
In Beijing: Michael Tieu: +86-10-6599-7960